Exhibit 99.1

News Release

Trustmark Corporation Announces Third Quarter 2022 Financial Results

Performance Reflects Continued Loan Growth, Strong Credit Quality,

Asset Sensitive Balance Sheet and Diversified Fee Income

JACKSON, Miss. – October 25, 2022 – Trustmark Corporation (NASDAQGS: TRMK) reported net income of $42.5 million in the third quarter of 2022, representing diluted earnings per share of $0.69. Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable December 15, 2022, to shareholders of record on December 1, 2022.

Third Quarter Highlights

•
Loans held for investment (HFI) increased $641.2 million, or 5.9%, from the prior quarter
•
Deposits totaled $14.4 billion, with noninterest-bearing deposits representing 30.2% of total deposits
•
Total revenue expanded 13.7% from the prior quarter to $188.7 million
•
Net interest income (FTE) increased 20.3% from the prior quarter to $139.1 million, resulting in a 60 basis point expansion in the net interest margin to 3.50%
•
Noninterest income totaled $52.6 million, representing 27.9% of total revenue
•
Credit quality remained solid; net charge-offs totaled $1.0 million, or 0.03% of average loans

Duane A. Dewey, President and CEO, stated, “Trustmark’s solid financial performance during the third quarter reflected significant loan growth, net interest margin expansion, solid performance in our insurance and wealth management businesses, and strong credit quality. We continued to invest in technology enhancements, rationalize our branch network and add business lines to grow and serve customers. Trustmark is well-positioned to respond to changing economic conditions and create long-term value for our shareholders.”

Balance Sheet Management

•
Loans HFI totaled $11.6 billion, up 5.9% from the prior quarter and 13.9% year-over-year
•
Investment securities totaled $3.6 billion, down 4.8% from the prior quarter and up 4.3% year-over-year
•
Deposits totaled $14.4 billion, down 2.3% from the prior quarter and 3.3% year-over-year
•
Initiated a cash flow hedging program to manage asset sensitivity
•
Maintained strong capital position with CET1 ratio of 10.63% and total risk-based capital ratio of 12.85%

Loans HFI totaled $11.6 billion at September 30, 2022, reflecting an increase of $641.2 million, or 5.9%, linked-quarter and $1.4 billion, or 13.9%, year-over-year. The linked-quarter growth was broad-based, reflecting increases in virtually every category. Trustmark’s loan portfolio remains well-diversified by loan type and geography.

Deposits totaled $14.4 billion at September 30, 2022, down $345.0 million, or 2.3%, from the prior quarter and $497.7 million, or 3.3%, year-over-year. Trustmark continues to maintain a strong liquidity position as loans HFI represented 80.3% of total deposits at September 30, 2022. Noninterest-bearing deposits represented 30.2% of total deposits at the end of the third quarter. Interest-bearing deposit costs totaled 0.20% in the third quarter, an increase of 9 basis points from the prior quarter. The total cost of interest-bearing liabilities was 0.31% in the third quarter of 2022, an increase of 14 basis points from the prior quarter.

During the third quarter Trustmark initiated a cash flow hedging program under which interest rate swaps convert floating rate loans to fixed rate. The intent of the program is to manage the natural asset sensitivity of Trustmark’s balance sheet. As of September 30, 2022, notional balances totaled $675.0 million with a weighted average receive fixed rate of 2.98%.

Trustmark repurchased $8.0 million, or approximately 247 thousand of its common shares during the third quarter. During the nine months ended September 30, 2022, Trustmark repurchased $24.6 million, or approximately 789 thousand of its common shares. At September 30, 2022, Trustmark had $75.4 million in remaining authority under its existing stock repurchase program, which expires on December 31, 2022. The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions. At September 30, 2022, Trustmark’s tangible equity-to-tangible assets ratio was 6.67% while its total risk-based capital ratio was 12.85%. Tangible book value per share was $18.39 at September 30, 2022, down 6.1% from the prior quarter reflecting a decline in accumulated other comprehensive income due to mark-to-market adjustments on securities available for sale resulting from the increase in market interest rates during the third quarter.

Credit Quality

•
Provision for credit losses for loans HFI was $12.9 million, largely driven by reserves related to loan growth and a less positive outlook within the macroeconomic forecasts
•
Allowance for credit losses (ACL) represented 466.0% of nonaccrual loans, excluding individually evaluated loans at September 30, 2022

Nonaccrual loans totaled $67.9 million at September 30, 2022, up $5.9 million from the prior quarter and $1.7 million year-over-year. Other real estate totaled $3.0 million, reflecting a $63 thousand decrease from the prior quarter and a decline of $3.2 million year-over-year. Collectively, nonperforming assets totaled $70.9 million at September 30, 2022, reflecting a linked-quarter increase of $5.8 million and a year-over-year decrease of $1.6 million.

The provision for credit losses for loans HFI was $12.9 million in the third quarter. This provisioning was primarily driven by reserves related to loan growth, individually analyzed reserves, and a less positive outlook within the macroeconomic forecasts partially offset by adjustments to the pandemic reserve. The provision for credit losses for off-balance sheet credit exposures was a negative $1.3 million in the third quarter. Collectively, the provision for credit losses totaled $11.6 million in the third quarter compared to $1.1 million in the prior quarter and a negative $3.5 million in the third quarter of 2021.

Allocation of Trustmark’s $115.1 million allowance for credit losses on loans HFI represented 0.93% of commercial loans and 1.20% of consumer and home mortgage loans, resulting in an allowance to total loans HFI of 0.99% at September 30, 2022. Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•
Total revenue increased $22.8 million, or 13.7%, linked-quarter
•
Net interest income (FTE) expanded $23.5 million, or 20.3%, linked-quarter
•
Noninterest income totaled $52.6 million, representing 27.9% of total revenue in the third quarter

Revenue in the third quarter totaled $188.7 million, an increase of $22.8 million, or 13.7%, from the prior quarter and $36.3 million, or 23.8%, from the same quarter in the prior year. The linked-quarter and year-over-year increases were principally due to higher net interest income resulting from increased average earning assets and rising interest rates.

Net interest income (FTE) in the third quarter totaled $139.1 million, resulting in a net interest margin of 3.50%, up 60 basis points from the prior quarter. The expansion of the net interest margin was due to increases in the yields on the loans held for investment and held for sale portfolio and the securities portfolio and was partially offset by costs of interest-bearing deposits, which resulted from the higher interest rate environment.

Noninterest income in the third quarter totaled $52.6 million, a decrease of $647 thousand from the prior quarter and $1.5 million year-over-year. The linked-quarter decline was attributable to lower mortgage banking revenue, bank card and other fees, and wealth management revenue, which were offset by increased service charges on deposit accounts, other, net revenue and insurance commissions. Mortgage loan production in the third quarter totaled $508.3 million, down 25.4% from the prior quarter and 28.3% year-over-year. Mortgage banking revenue totaled $6.9 million in the third quarter, a decrease of $1.3 million from the prior quarter and $7.1 million year-over-year. The linked-quarter decline was principally attributable to lower gains on sales of mortgage loans in the secondary market.

Insurance revenue totaled $13.9 million in the third quarter, up $209 thousand, or 1.5%, linked-quarter and up $1.8 million, or 14.7%, year-over-year due in part to increased property and casualty commissions. Wealth management revenue totaled $8.8 million in the third quarter, a decrease of $324 thousand, or 3.6%, from the prior quarter and $293 thousand, or 3.2%, year-over-year as growth in investment management services was more than offset by lower trust management and brokerage revenue. Service charges on deposit accounts increased $1.1 million, or 10.7%, from the prior quarter and $2.4 million, or 27.0%, year-over-year. Bank card and other fees decreased $862 thousand from the prior quarter and increased $756 thousand year-over-year.

Noninterest Expense

•
Noninterest expense totaled $126.7 million in the third quarter, up $2.9 million, or 2.4%, from the prior quarter
•
Investments in new Atlanta loan production office (LPO) and establishment of Equipment Finance line of business reflected in increased salary and benefit expense
•
Efficiency ratio improves to 64.96%

Noninterest expense in the third quarter was $126.7 million, up $2.9 million, or 2.4%, from the prior quarter. Salaries and employee benefits increased $1.0 million, or 1.4%, linked-quarter due primarily to expansion initiatives including the opening of a LPO in Atlanta as well as the establishment of the Equipment Finance line of business. Total services and fees increased $1.3 million, or 5.1%, linked-quarter due to increased professional fees associated with technology and risk management initiatives. Office occupancy expense increased $503 thousand, or 7.3%, linked-quarter due in part to seasonal increases in utilities and increased rental expense.

FIT2GROW

“Earlier this year, we announced FIT2GROW, a comprehensive program of Focus, Innovation and Transformation designed to enhance Trustmark’s ability to grow and serve customers. As part of this program, we are focusing our community bank efforts on commercial, small business, and consumer lines of business to provide additional expertise for our customers and enhance profitable revenue growth. We have also expanded geographically with the opening of a loan production office in Atlanta, which is focused on Commercial Real Estate, Residential Real Estate, Corporate Banking, and Equipment Finance,” said Dewey.

“Innovation is also a key component of FIT2GROW. In recent years, investments in state-of-the-art technology were made in Trustmark’s insurance, wealth management and mortgage banking areas as well as in human resources and accounting systems. We also made significant upgrades to our mobile banking platform, ITM network and digital marketing programs. Collectively, these investments have positioned Trustmark for growth and efficiency. During the third quarter, we successfully converted to a new core loan system and will be implementing a state-of-the-art loan origination platform during the fourth quarter. Collectively, these investments are designed to provide best-in-class service to customers as well as enhance our productivity and efficiency,” said Dewey.

“We have accelerated efforts to optimize our branch network, reflecting changing customer preferences and the continued migration to mobile and digital channels as announced in the first quarter. To date, eight offices have been closed in 2022, and four additional offices are scheduled to close in the fourth quarter. We will continue to pursue opportunities to redesign workflows and restructure the organization,” said Dewey.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, October 26, 2022, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, November 9, 2022, in archived format at the same web address or by calling (877) 344-7529, passcode 8003135.

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee, and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (COVID-19) pandemic, and also by the effectiveness of varying governmental responses in ameliorating the impact of the pandemic on our customers and the economies where they operate.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, our ability to manage the impact of the COVID-19 pandemic on our markets, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve System (FRB)) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of recent heightened levels of inflation and the reactions of the FRB and other governmental departments and agencies in response thereto, the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2022
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	9/30/2022	6/30/2022	9/30/2021	$ Change	% Change	$ Change	% Change
Securities AFS-taxable (1)	$2,824,254	$3,094,364	$2,686,765	$(270,110)	-8.7%	$137,489	5.1%
Securities AFS-nontaxable	4,928	5,110	5,159	(182)	-3.6%	(231)	-4.5%
Securities HTM-taxable (1)	1,140,685	811,599	401,685	329,086	40.5%	739,000	n/m
Securities HTM-nontaxable	5,057	5,630	8,641	(573)	-10.2%	(3,584)	-41.5%
Total securities	3,974,924	3,916,703	3,102,250	58,221	1.5%	872,674	28.1%
Paycheck protection program loans (PPP)	9,821	17,746	122,176	(7,925)	-44.7%	(112,355)	-92.0%
Loans (includes loans held for sale)	11,459,551	10,910,178	10,389,826	549,373	5.0%	1,069,725	10.3%
Fed funds sold and reverse repurchases	226	110	69	116	n/m	157	n/m
Other earning assets	325,620	1,139,312	2,038,515	(813,692)	-71.4%	(1,712,895)	-84.0%
Total earning assets	15,770,142	15,984,049	15,652,836	(213,907)	-1.3%	117,306	0.7%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(102,951)	(99,106)	(104,857)	(3,845)	-3.9%	1,906	1.8%
Other assets	1,576,653	1,513,127	1,602,611	63,526	4.2%	(25,958)	-1.6%
Total assets	$17,243,844	$17,398,070	$17,150,590	$(154,226)	-0.9%	$93,254	0.5%

Interest-bearing demand deposits	$4,613,733	$4,578,235	$4,224,717	$35,498	0.8%	$389,016	9.2%
Savings deposits	4,514,579	4,638,849	4,617,683	(124,270)	-2.7%	(103,104)	-2.2%
Time deposits	1,111,440	1,159,065	1,258,829	(47,625)	-4.1%	(147,389)	-11.7%
Total interest-bearing deposits	10,239,752	10,376,149	10,101,229	(136,397)	-1.3%	138,523	1.4%
Fed funds purchased and repurchases	249,809	118,753	147,635	131,056	n/m	102,174	69.2%
Other borrowings	88,697	80,283	109,735	8,414	10.5%	(21,038)	-19.2%
Subordinated notes	123,171	123,116	122,951	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	10,763,285	10,760,157	10,543,406	3,128	0.0%	219,879	2.1%
Noninterest-bearing deposits	4,444,370	4,590,338	4,566,924	(145,968)	-3.2%	(122,554)	-2.7%
Other liabilities	429,720	439,266	257,956	(9,546)	-2.2%	171,764	66.6%
Total liabilities	15,637,375	15,789,761	15,368,286	(152,386)	-1.0%	269,089	1.8%
Shareholders' equity	1,606,469	1,608,309	1,782,304	(1,840)	-0.1%	(175,835)	-9.9%
Total liabilities and equity	$17,243,844	$17,398,070	$17,150,590	$(154,226)	-0.9%	$93,254	0.5%

(1) During the second quarter of 2022, Trustmark transferred $343.1 million of securities available for sale to securities held to maturity.
See Note 1 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2022
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	9/30/2022	6/30/2022	9/30/2021	$ Change	% Change	$ Change	% Change
Cash and due from banks	$479,637	$742,461	$2,175,058	$(262,824)	-35.4%	$(1,695,421)	-77.9%
Fed funds sold and reverse repurchases	10,098	—	—	10,098	n/m	10,098	n/m
Securities available for sale (1)	2,444,486	2,644,364	3,057,605	(199,878)	-7.6%	(613,119)	-20.1%
Securities held to maturity (1)	1,156,985	1,137,754	394,905	19,231	1.7%	762,080	n/m
PPP loans	4,798	12,549	46,486	(7,751)	-61.8%	(41,688)	-89.7%
Loans held for sale (LHFS)	165,213	190,186	335,339	(24,973)	-13.1%	(170,126)	-50.7%
Loans held for investment (LHFI)	11,586,064	10,944,840	10,174,899	641,224	5.9%	1,411,165	13.9%
ACL LHFI	(115,050)	(103,140)	(104,073)	(11,910)	-11.5%	(10,977)	-10.5%
Net LHFI	11,471,014	10,841,700	10,070,826	629,314	5.8%	1,400,188	13.9%
Premises and equipment, net	210,761	207,914	201,937	2,847	1.4%	8,824	4.4%
Mortgage servicing rights	132,615	121,014	84,101	11,601	9.6%	48,514	57.7%
Goodwill	384,237	384,237	384,237	—	0.0%	—	0.0%
Identifiable intangible assets	3,952	4,264	5,621	(312)	-7.3%	(1,669)	-29.7%
Other real estate	2,971	3,034	6,213	(63)	-2.1%	(3,242)	-52.2%
Operating lease right-of-use assets	37,282	34,684	34,689	2,598	7.5%	2,593	7.5%
Other assets	686,585	627,349	567,627	59,236	9.4%	118,958	21.0%
Total assets	$17,190,634	$16,951,510	$17,364,644	$239,124	1.4%	$(174,010)	-1.0%

Deposits:
Noninterest-bearing	$4,358,805	$4,509,472	$4,987,885	$(150,667)	-3.3%	$(629,080)	-12.6%
Interest-bearing	10,066,375	10,260,696	9,934,954	(194,321)	-1.9%	131,421	1.3%
Total deposits	14,425,180	14,770,168	14,922,839	(344,988)	-2.3%	(497,659)	-3.3%
Fed funds purchased and repurchases	544,068	70,157	146,417	473,911	n/m	397,651	n/m
Other borrowings	223,172	72,553	94,889	150,619	n/m	128,283	n/m
Subordinated notes	123,207	123,152	122,987	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	31,623	32,949	32,684	(1,326)	-4.0%	(1,061)	-3.2%
Operating lease liabilities	39,797	37,108	36,531	2,689	7.2%	3,266	8.9%
Other liabilities	232,786	196,871	177,494	35,915	18.2%	55,292	31.2%
Total liabilities	15,681,689	15,364,814	15,595,697	316,875	2.1%	85,992	0.6%
Common stock	12,700	12,752	13,014	(52)	-0.4%	(314)	-2.4%
Capital surplus	154,150	160,876	201,837	(6,726)	-4.2%	(47,687)	-23.6%
Retained earnings	1,648,507	1,620,210	1,573,176	28,297	1.7%	75,331	4.8%
Accumulated other comprehensive income (loss), net of tax	(306,412)	(207,142)	(19,080)	(99,270)	47.9%	(287,332)	n/m
Total shareholders' equity	1,508,945	1,586,696	1,768,947	(77,751)	-4.9%	(260,002)	-14.7%
Total liabilities and equity	$17,190,634	$16,951,510	$17,364,644	$239,124	1.4%	$(174,010)	-1.0%

(1) During the second quarter of 2022, Trustmark transferred $343.1 million of securities available for sale to securities held to maturity.
See Note 1 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2022
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	9/30/2022	6/30/2022	9/30/2021	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$129,395	$103,033	$94,101	$26,362	25.6%	$35,294	37.5%
Interest and fees on PPP loans	186	184	1,533	2	1.1%	(1,347)	-87.9%
Interest on securities-taxable	16,222	14,561	9,973	1,661	11.4%	6,249	62.7%
Interest on securities-tax exempt-FTE	100	107	132	(7)	-6.5%	(32)	-24.2%
Interest on fed funds sold and reverse repurchases	2	1	—	1	100.0%	2	n/m
Other interest income	1,493	2,214	949	(721)	-32.6%	544	57.3%
Total interest income-FTE	147,398	120,100	106,688	27,298	22.7%	40,710	38.2%
Interest on deposits	5,097	2,774	3,691	2,323	83.7%	1,406	38.1%
Interest on fed funds purchased and repurchases	1,225	70	51	1,155	n/m	1,174	n/m
Other interest expense	1,996	1,664	1,733	332	20.0%	263	15.2%
Total interest expense	8,318	4,508	5,475	3,810	84.5%	2,843	51.9%
Net interest income-FTE	139,080	115,592	101,213	23,488	20.3%	37,867	37.4%
Provision for credit losses, LHFI	12,919	2,716	(2,492)	10,203	n/m	15,411	n/m
Provision for credit losses, off-balance sheet credit exposures	(1,326)	(1,568)	(1,049)	242	15.4%	(277)	-26.4%
Net interest income after provision-FTE	127,487	114,444	104,754	13,043	11.4%	22,733	21.7%
Service charges on deposit accounts	11,318	10,226	8,911	1,092	10.7%	2,407	27.0%
Bank card and other fees	9,305	10,167	8,549	(862)	-8.5%	756	8.8%
Mortgage banking, net	6,876	8,149	14,004	(1,273)	-15.6%	(7,128)	-50.9%
Insurance commissions	13,911	13,702	12,133	209	1.5%	1,778	14.7%
Wealth management	8,778	9,102	9,071	(324)	-3.6%	(293)	-3.2%
Other, net	2,418	1,907	1,481	511	26.8%	937	63.3%
Total noninterest income	52,606	53,253	54,149	(647)	-1.2%	(1,543)	-2.8%
Salaries and employee benefits	72,707	71,679	74,623	1,028	1.4%	(1,916)	-2.6%
Services and fees	25,795	24,538	22,306	1,257	5.1%	3,489	15.6%
Net occupancy-premises	7,395	6,892	6,854	503	7.3%	541	7.9%
Equipment expense	6,072	6,047	5,941	25	0.4%	131	2.2%
Other expense	14,729	14,611	19,876	118	0.8%	(5,147)	-25.9%
Total noninterest expense	126,698	123,767	129,600	2,931	2.4%	(2,902)	-2.2%
Income before income taxes and tax eq adj	53,395	43,930	29,303	9,465	21.5%	24,092	82.2%
Tax equivalent adjustment	2,975	2,916	2,947	59	2.0%	28	1.0%
Income before income taxes	50,420	41,014	26,356	9,406	22.9%	24,064	91.3%
Income taxes	7,965	6,730	5,156	1,235	18.4%	2,809	54.5%
Net income	$42,455	$34,284	$21,200	$8,171	23.8%	$21,255	n/m

Per share data
Earnings per share - basic	$0.69	$0.56	$0.34	$0.13	23.2%	$0.35	n/m

Earnings per share - diluted	$0.69	$0.56	$0.34	$0.13	23.2%	$0.35	n/m

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	61,114,804	61,378,226	62,521,684

Diluted	61,318,715	61,546,285	62,730,157

Period end shares outstanding	60,953,864	61,201,123	62,461,832

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2022
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	9/30/2022	6/30/2022	9/30/2021	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$12,710	$2,698	$9,223	$10,012	n/m	$3,487	37.8%
Florida	227	233	381	(6)	-2.6%	(154)	-40.4%
Mississippi (2)	23,517	23,039	22,898	478	2.1%	619	2.7%
Tennessee (3)	5,120	9,500	10,356	(4,380)	-46.1%	(5,236)	-50.6%
Texas	26,353	26,582	23,382	(229)	-0.9%	2,971	12.7%
Total nonaccrual LHFI	67,927	62,052	66,240	5,875	9.5%	1,687	2.5%
Other real estate
Alabama	217	84	613	133	n/m	(396)	-64.6%
Mississippi (2)	2,754	2,950	5,600	(196)	-6.6%	(2,846)	-50.8%
Total other real estate	2,971	3,034	6,213	(63)	-2.1%	(3,242)	-52.2%
Total nonperforming assets	$70,898	$65,086	$72,453	$5,812	8.9%	$(1,555)	-2.1%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$1,842	$1,347	$625	$495	36.7%	$1,217	n/m

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$48,313	$51,164	$75,091	$(2,851)	-5.6%	$(26,778)	-35.7%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI (1)	9/30/2022	6/30/2022	9/30/2021	$ Change	% Change	$ Change	% Change
Beginning Balance	$103,140	$98,734	$104,032	$4,406	4.5%	$(892)	-0.9%
Provision for credit losses, LHFI	12,919	2,716	(2,492)	10,203	n/m	15,411	n/m
Charge-offs	(2,920)	(2,277)	(1,586)	(643)	-28.2%	(1,334)	-84.1%
Recoveries	1,911	3,967	4,119	(2,056)	-51.8%	(2,208)	-53.6%
Net (charge-offs) recoveries	(1,009)	1,690	2,533	(2,699)	n/m	(3,542)	n/m
Ending Balance	$115,050	$103,140	$104,073	$11,910	11.5%	$10,977	10.5%

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$93	$1,129	$247	$(1,036)	-91.8%	$(154)	-62.3%
Florida	(23)	761	356	(784)	n/m	(379)	n/m
Mississippi (2)	(702)	(266)	1,436	(436)	n/m	(2,138)	n/m
Tennessee (3)	(202)	31	(8)	(233)	n/m	(194)	n/m
Texas	(175)	35	502	(210)	n/m	(677)	n/m
Total net (charge-offs) recoveries	$(1,009)	$1,690	$2,533	$(2,699)	n/m	$(3,542)	n/m

(1) Excludes PPP loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2022
($ in thousands)
(unaudited)

	Quarter Ended					Nine Months Ended
AVERAGE BALANCES	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
Securities AFS-taxable (1)	$2,824,254	$3,094,364	$3,245,502	$3,156,740	$2,686,765	$3,053,164	$2,376,995
Securities AFS-nontaxable	4,928	5,110	5,127	5,143	5,159	5,054	5,174
Securities HTM-taxable (1)	1,140,685	811,599	410,851	364,038	401,685	790,385	443,890
Securities HTM-nontaxable	5,057	5,630	7,327	7,618	8,641	5,996	14,500
Total securities	3,974,924	3,916,703	3,668,807	3,533,539	3,102,250	3,854,599	2,840,559
PPP loans	9,821	17,746	29,009	42,749	122,176	18,788	454,436
Loans (includes loans held for sale)	11,459,551	10,910,178	10,550,712	10,487,679	10,389,826	10,976,809	10,340,960
Fed funds sold and reverse repurchases	226	110	56	58	69	131	86
Other earning assets	325,620	1,139,312	1,811,713	1,839,498	2,038,515	1,086,771	1,820,293
Total earning assets	15,770,142	15,984,049	16,060,297	15,903,523	15,652,836	15,937,098	15,456,334
ACL LHFI	(102,951)	(99,106)	(99,390)	(104,148)	(104,857)	(100,495)	(112,199)
Other assets	1,576,653	1,513,127	1,550,848	1,570,501	1,602,611	1,546,972	1,608,754
Total assets	$17,243,844	$17,398,070	$17,511,755	$17,369,876	$17,150,590	$17,383,575	$16,952,889

Interest-bearing demand deposits	$4,613,733	$4,578,235	$4,429,056	$4,353,599	$4,224,717	$4,541,018	$4,010,188
Savings deposits	4,514,579	4,638,849	4,791,104	4,585,624	4,617,683	4,647,164	4,634,482
Time deposits	1,111,440	1,159,065	1,193,435	1,220,083	1,258,829	1,154,346	1,310,438
Total interest-bearing deposits	10,239,752	10,376,149	10,413,595	10,159,306	10,101,229	10,342,528	9,955,108
Fed funds purchased and repurchases	249,809	118,753	212,006	201,856	147,635	193,661	162,984
Other borrowings	88,697	80,283	91,090	94,328	109,735	86,681	136,077
Subordinated notes	123,171	123,116	123,061	123,007	122,951	123,116	122,908
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	10,763,285	10,760,157	10,901,608	10,640,353	10,543,406	10,807,842	10,438,933
Noninterest-bearing deposits	4,444,370	4,590,338	4,601,108	4,679,951	4,566,924	4,544,698	4,481,662
Other liabilities	429,720	439,266	295,287	291,449	257,956	388,585	258,090
Total liabilities	15,637,375	15,789,761	15,798,003	15,611,753	15,368,286	15,741,125	15,178,685
Shareholders' equity	1,606,469	1,608,309	1,713,752	1,758,123	1,782,304	1,642,450	1,774,204
Total liabilities and equity	$17,243,844	$17,398,070	$17,511,755	$17,369,876	$17,150,590	$17,383,575	$16,952,889

(1) During the second quarter of 2022, Trustmark transferred $343.1 million of securities available for sale to securities held to maturity.
See Note 1 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2022
($ in thousands)
(unaudited)

PERIOD END BALANCES	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Cash and due from banks	$479,637	$742,461	$1,917,564	$2,266,829	$2,175,058
Fed funds sold and reverse repurchases	10,098	—	—	—	—
Securities available for sale (1)	2,444,486	2,644,364	3,018,246	3,238,877	3,057,605
Securities held to maturity (1)	1,156,985	1,137,754	607,598	342,537	394,905
PPP loans	4,798	12,549	18,579	33,336	46,486
LHFS	165,213	190,186	222,538	275,706	335,339
LHFI	11,586,064	10,944,840	10,397,129	10,247,829	10,174,899
ACL LHFI	(115,050)	(103,140)	(98,734)	(99,457)	(104,073)
Net LHFI	11,471,014	10,841,700	10,298,395	10,148,372	10,070,826
Premises and equipment, net	210,761	207,914	207,301	205,644	201,937
Mortgage servicing rights	132,615	121,014	111,050	87,687	84,101
Goodwill	384,237	384,237	384,237	384,237	384,237
Identifiable intangible assets	3,952	4,264	4,591	5,074	5,621
Other real estate	2,971	3,034	3,187	4,557	6,213
Operating lease right-of-use assets	37,282	34,684	34,048	34,603	34,689
Other assets	686,585	627,349	614,217	568,177	567,627
Total assets	$17,190,634	$16,951,510	$17,441,551	$17,595,636	$17,364,644

Deposits:
Noninterest-bearing	$4,358,805	$4,509,472	$4,739,102	$4,771,065	$4,987,885
Interest-bearing	10,066,375	10,260,696	10,374,190	10,316,095	9,934,954
Total deposits	14,425,180	14,770,168	15,113,292	15,087,160	14,922,839
Fed funds purchased and repurchases	544,068	70,157	170,499	238,577	146,417
Other borrowings	223,172	72,553	84,644	91,025	94,889
Subordinated notes	123,207	123,152	123,097	123,042	122,987
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	31,623	32,949	34,517	35,623	32,684
Operating lease liabilities	39,797	37,108	35,912	36,468	36,531
Other liabilities	232,786	196,871	186,352	180,574	177,494
Total liabilities	15,681,689	15,364,814	15,810,169	15,854,325	15,595,697
Common stock	12,700	12,752	12,806	12,845	13,014
Capital surplus	154,150	160,876	167,094	175,913	201,837
Retained earnings	1,648,507	1,620,210	1,600,138	1,585,113	1,573,176
Accumulated other comprehensive income (loss), net of tax	(306,412)	(207,142)	(148,656)	(32,560)	(19,080)
Total shareholders' equity	1,508,945	1,586,696	1,631,382	1,741,311	1,768,947
Total liabilities and equity	$17,190,634	$16,951,510	$17,441,551	$17,595,636	$17,364,644

(1) During the second quarter of 2022, Trustmark transferred $343.1 million of securities available for sale to securities held to maturity.
See Note 1 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2022
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Nine Months Ended
INCOME STATEMENTS	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
Interest and fees on LHFS & LHFI-FTE	$129,395	$103,033	$93,252	$94,137	$94,101	$325,680	$281,193
Interest and fees on PPP loans	186	184	168	397	1,533	538	36,329
Interest on securities-taxable	16,222	14,561	12,357	10,796	9,973	43,140	27,902
Interest on securities-tax exempt-FTE	100	107	122	123	132	329	571
Interest on fed funds sold and reverse repurchases	2	1	—	—	—	3	—
Other interest income	1,493	2,214	817	826	949	4,524	1,941
Total interest income-FTE	147,398	120,100	106,716	106,279	106,688	374,214	347,936
Interest on deposits	5,097	2,774	2,760	3,401	3,691	10,631	13,544
Interest on fed funds purchased and repurchases	1,225	70	70	66	51	1,365	166
Other interest expense	1,996	1,664	1,539	1,580	1,733	5,199	5,403
Total interest expense	8,318	4,508	4,369	5,047	5,475	17,195	19,113
Net interest income-FTE	139,080	115,592	102,347	101,232	101,213	357,019	328,823
Provision for credit losses, LHFI	12,919	2,716	(860)	(4,515)	(2,492)	14,775	(16,984)
Provision for credit losses, off-balance sheet credit exposures	(1,326)	(1,568)	(1,106)	2,939	(1,049)	(4,000)	(5,888)
Net interest income after provision-FTE	127,487	114,444	104,313	102,808	104,754	346,244	351,695
Service charges on deposit accounts	11,318	10,226	9,451	9,366	8,911	30,995	23,880
Bank card and other fees	9,305	10,167	8,442	8,340	8,549	27,914	26,322
Mortgage banking, net	6,876	8,149	9,873	11,609	14,004	24,898	52,141
Insurance commissions	13,911	13,702	14,089	11,716	12,133	41,702	36,795
Wealth management	8,778	9,102	9,054	8,757	9,071	26,934	26,433
Other, net	2,418	1,907	3,206	979	1,481	7,531	5,572
Total noninterest income	52,606	53,253	54,115	50,767	54,149	159,974	171,143
Salaries and employee benefits	72,707	71,679	69,585	68,258	74,623	213,971	215,900
Services and fees	25,795	24,538	24,453	22,904	22,306	74,786	66,559
Net occupancy-premises	7,395	6,892	7,079	6,816	6,854	21,366	20,227
Equipment expense	6,072	6,047	6,061	6,585	5,941	18,180	17,752
Other expense	14,729	14,611	14,341	14,906	19,876	43,681	49,389
Total noninterest expense	126,698	123,767	121,519	119,469	129,600	371,984	369,827
Income before income taxes and tax eq adj	53,395	43,930	36,909	34,106	29,303	134,234	153,011
Tax equivalent adjustment	2,975	2,916	3,003	2,906	2,947	8,894	8,798
Income before income taxes	50,420	41,014	33,906	31,200	26,356	125,340	144,213
Income taxes	7,965	6,730	4,695	4,978	5,156	19,390	23,070
Net income	$42,455	$34,284	$29,211	$26,222	$21,200	$105,950	$121,143

Per share data
Earnings per share - basic	$0.69	$0.56	$0.47	$0.42	$0.34	$1.73	$1.92

Earnings per share - diluted	$0.69	$0.56	$0.47	$0.42	$0.34	$1.72	$1.92

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.69	$0.69

Weighted average shares outstanding
Basic	61,114,804	61,378,226	61,514,395	62,037,884	62,521,684	61,334,344	63,040,860

Diluted	61,318,715	61,546,285	61,709,797	62,264,983	62,730,157	61,519,685	63,219,987

Period end shares outstanding	60,953,864	61,201,123	61,463,392	61,648,679	62,461,832	60,953,864	62,461,832

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2022
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Nonaccrual LHFI
Alabama	$12,710	$2,698	$7,506	$8,182	$9,223
Florida	227	233	310	313	381
Mississippi (2)	23,517	23,039	21,318	21,636	22,898
Tennessee (3)	5,120	9,500	9,266	10,501	10,356
Texas	26,353	26,582	25,999	22,066	23,382
Total nonaccrual LHFI	67,927	62,052	64,399	62,698	66,240
Other real estate
Alabama	217	84	—	—	613
Mississippi (2)	2,754	2,950	3,187	4,557	5,600
Total other real estate	2,971	3,034	3,187	4,557	6,213
Total nonperforming assets	$70,898	$65,086	$67,586	$67,255	$72,453

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$1,842	$1,347	$1,503	$2,114	$625

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$48,313	$51,164	$62,078	$69,894	$75,091

	Quarter Ended					Nine Months Ended
ACL LHFI (1)	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
Beginning Balance	$103,140	$98,734	$99,457	$104,073	$104,032	$99,457	$117,306
Provision for credit losses, LHFI	12,919	2,716	(860)	(4,515)	(2,492)	14,775	(16,984)
Charge-offs	(2,920)	(2,277)	(2,242)	(2,616)	(1,586)	(7,439)	(7,659)
Recoveries	1,911	3,967	2,379	2,515	4,119	8,257	11,410
Net (charge-offs) recoveries	(1,009)	1,690	137	(101)	2,533	818	3,751
Ending Balance	$115,050	$103,140	$98,734	$99,457	$104,073	$115,050	$104,073

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$93	$1,129	$699	$747	$247	$1,921	$552
Florida	(23)	761	(26)	(32)	356	712	553
Mississippi (2)	(702)	(266)	(88)	(683)	1,436	(1,056)	572
Tennessee (3)	(202)	31	(424)	(130)	(8)	(595)	1,070
Texas	(175)	35	(24)	(3)	502	(164)	1,004
Total net (charge-offs) recoveries	$(1,009)	$1,690	$137	$(101)	$2,533	$818	$3,751

(1) Excludes PPP loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2022
(unaudited)

	Quarter Ended					Nine Months Ended
FINANCIAL RATIOS AND OTHER DATA	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
Return on average equity	10.48%	8.55%	6.91%	5.92%	4.72%	8.62%	9.13%
Return on average tangible equity	13.90%	11.36%	9.05%	7.72%	6.16%	11.39%	11.84%
Return on average assets	0.98%	0.79%	0.68%	0.60%	0.49%	0.81%	0.96%
Interest margin - Yield - FTE	3.71%	3.01%	2.69%	2.65%	2.70%	3.14%	3.01%
Interest margin - Cost	0.21%	0.11%	0.11%	0.13%	0.14%	0.14%	0.17%
Net interest margin - FTE	3.50%	2.90%	2.58%	2.53%	2.57%	3.00%	2.84%
Efficiency ratio (1)	64.96%	71.89%	76.44%	76.52%	74.10%	70.70%	69.85%
Full-time equivalent employees	2,717	2,727	2,725	2,692	2,680

CREDIT QUALITY RATIOS (2)
Net (recoveries) charge-offs / average loans	0.03%	-0.06%	-0.01%	0.00%	-0.10%	-0.01%	-0.05%
Provision for credit losses, LHFI / average loans	0.45%	0.10%	-0.03%	-0.17%	-0.10%	0.18%	-0.22%
Nonaccrual LHFI / (LHFI + LHFS)	0.58%	0.56%	0.61%	0.60%	0.63%
Nonperforming assets / (LHFI + LHFS)	0.60%	0.58%	0.64%	0.64%	0.69%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.60%	0.58%	0.64%	0.64%	0.69%
ACL LHFI / LHFI	0.99%	0.94%	0.95%	0.97%	1.02%
ACL LHFI-commercial / commercial LHFI	0.93%	0.88%	0.95%	1.00%	1.05%
ACL LHFI-consumer / consumer and home mortgage LHFI	1.20%	1.14%	0.96%	0.87%	0.91%
ACL LHFI / nonaccrual LHFI	169.37%	166.22%	153.32%	158.63%	157.11%
ACL LHFI / nonaccrual LHFI (excl individually evaluated loans)	466.03%	475.27%	484.01%	500.85%	520.77%

CAPITAL RATIOS
Total equity / total assets	8.78%	9.36%	9.35%	9.90%	10.19%
Tangible equity / tangible assets	6.67%	7.23%	7.29%	7.86%	8.12%
Tangible equity / risk-weighted assets	8.15%	9.16%	9.79%	10.71%	11.19%
Tier 1 leverage ratio	9.01%	8.80%	8.66%	8.73%	8.92%
Common equity tier 1 capital ratio	10.63%	11.01%	11.23%	11.29%	11.68%
Tier 1 risk-based capital ratio	11.06%	11.47%	11.70%	11.77%	12.17%
Total risk-based capital ratio	12.85%	13.26%	13.53%	13.55%	14.01%

STOCK PERFORMANCE
Market value-Close	$30.63	$29.19	$30.39	$32.46	$32.22
Book value	$24.76	$25.93	$26.54	$28.25	$28.32
Tangible book value	$18.39	$19.58	$20.22	$21.93	$22.08

(1) See Note 6 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.
(2) Excludes PPP loans.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2022
($ in thousands)
(unaudited)

Note 1 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$416,278	$419,696	$361,822	$344,640	$278,615
U.S. Government agency obligations	9,116	11,947	12,623	13,727	14,979
Obligations of states and political subdivisions	4,763	5,179	5,359	5,714	5,734
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	28,164	32,240	35,117	39,573	43,860
Issued by FNMA and FHLMC	1,718,057	1,888,546	2,038,331	2,218,429	2,187,412
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	126,138	144,158	164,506	196,690	236,885
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	141,970	142,598	400,488	420,104	290,120
Total securities available for sale	$2,444,486	$2,644,364	$3,018,246	$3,238,877	$3,057,605

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$4,512	$5,320	$7,324	$7,328	$10,683
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	4,527	4,624	4,831	5,005	5,912
Issued by FNMA and FHLMC	179,375	185,554	192,373	43,444	48,554
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	197,923	210,479	224,012	241,934	264,638
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	770,648	731,777	179,058	44,826	65,118
Total securities held to maturity	$1,156,985	$1,137,754	$607,598	$342,537	$394,905

During the second quarter of 2022, Trustmark reclassified $343.1 million of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $34.8 million ($26.1 million, net of tax). The net unrealized holding loss will be amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.

At September 30, 2022, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity transferred from securities available for sale totaled approximately $37.7 million ($28.3 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 99.8% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

Note 2 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Loans secured by real estate:
Construction, land development and other land loans	$1,647,395	$1,440,058	$1,273,959	$1,308,781	$1,286,613
Secured by 1-4 family residential properties	2,597,112	2,424,962	2,106,998	1,977,993	1,891,292
Secured by nonfarm, nonresidential properties	3,206,946	3,178,079	2,975,039	2,977,084	2,924,953
Other real estate secured	593,119	555,311	715,939	726,043	986,163
Commercial and industrial loans	1,689,532	1,551,001	1,495,060	1,414,279	1,327,211
Consumer loans	163,412	160,716	154,215	159,472	157,963
State and other political subdivision loans	1,188,703	1,110,795	1,215,023	1,146,251	1,125,186
Other loans	499,845	523,918	460,896	537,926	475,518
LHFI	11,586,064	10,944,840	10,397,129	10,247,829	10,174,899
ACL LHFI	(115,050)	(103,140)	(98,734)	(99,457)	(104,073)
Net LHFI	$11,471,014	$10,841,700	$10,298,395	$10,148,372	$10,070,826

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2022
($ in thousands)
(unaudited)

Note 2 – Loan Composition (continued)

The following table presents the LHFI composition by region and reflects each region’s diversified mix of loans:

	September 30, 2022
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,647,395	$768,582	$57,901	$419,470	$38,356	$363,086
Secured by 1-4 family residential properties	2,597,112	126,847	48,428	2,320,799	71,330	29,708
Secured by nonfarm, nonresidential properties	3,206,946	911,567	249,549	1,292,254	173,434	580,142
Other real estate secured	593,119	101,680	1,758	337,458	7,036	145,187
Commercial and industrial loans	1,689,532	420,001	25,879	743,116	260,939	239,597
Consumer loans	163,412	23,660	7,595	101,340	19,355	11,462
State and other political subdivision loans	1,188,703	77,853	70,293	831,431	28,879	180,247
Other loans	499,845	69,925	10,096	305,372	54,077	60,375
Loans	$11,586,064	$2,500,115	$471,499	$6,351,240	$653,406	$1,609,804

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$72,411	$40,195	$8,822	$16,441	$1,937	$5,016
Development	144,989	51,404	1,690	54,266	6,604	31,025
Unimproved land	99,197	21,327	13,174	32,514	4,707	27,475
1-4 family construction	377,144	201,230	25,079	89,429	25,099	36,307
Other construction	953,654	454,426	9,136	226,820	9	263,263
Construction, land development and other land loans	$1,647,395	$768,582	$57,901	$419,470	$38,356	$363,086

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$324,948	$122,602	$34,912	$85,101	$22,155	$60,178
Office	269,068	102,266	18,027	86,812	10,604	51,359
Hotel/motel	298,266	171,299	73,974	24,721	28,272	—
Mini-storage	159,898	27,253	2,150	110,838	500	19,157
Industrial	344,013	116,897	18,636	106,635	247	101,598
Health care	50,239	17,864	1,017	27,427	347	3,584
Convenience stores	29,170	8,706	668	15,019	604	4,173
Nursing homes/senior living	346,795	139,263	—	139,029	5,765	62,738
Other	122,999	17,496	9,979	60,027	16,596	18,901
Total non-owner occupied loans	1,945,396	723,646	159,363	655,609	85,090	321,688

Owner-occupied:
Office	152,004	42,342	37,200	45,750	9,316	17,396
Churches	75,039	16,676	5,348	42,353	7,577	3,085
Industrial warehouses	167,154	18,112	2,920	38,509	17,408	90,205
Health care	126,382	11,077	6,491	91,939	2,360	14,515
Convenience stores	153,282	12,891	21,626	68,967	398	49,400
Retail	95,058	11,993	8,780	43,985	19,373	10,927
Restaurants	53,409	3,098	4,732	29,428	12,293	3,858
Auto dealerships	50,838	7,290	235	24,924	18,389	—
Nursing homes/senior living	252,203	50,363	—	175,640	—	26,200
Other	136,181	14,079	2,854	75,150	1,230	42,868
Total owner-occupied loans	1,261,550	187,921	90,186	636,645	88,344	258,454
Loans secured by nonfarm, nonresidential properties	$3,206,946	$911,567	$249,549	$1,292,254	$173,434	$580,142

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2022
($ in thousands)
(unaudited)

Note 3 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Nine Months Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
Securities – taxable	1.62%	1.50%	1.37%	1.22%	1.28%	1.50%	1.32%
Securities – nontaxable	3.97%	4.00%	3.97%	3.82%	3.79%	3.98%	3.88%
Securities – total	1.63%	1.50%	1.38%	1.23%	1.29%	1.51%	1.34%
PPP loans	7.51%	4.16%	2.35%	3.68%	4.98%	3.83%	10.69%
Loans - LHFI & LHFS	4.48%	3.79%	3.58%	3.56%	3.59%	3.97%	3.64%
Loans - total	4.48%	3.79%	3.58%	3.56%	3.61%	3.97%	3.93%
Fed funds sold & reverse repurchases	3.51%	3.65%	—	—	—	3.06%	—
Other earning assets	1.82%	0.78%	0.18%	0.18%	0.18%	0.56%	0.14%
Total earning assets	3.71%	3.01%	2.69%	2.65%	2.70%	3.14%	3.01%

Interest-bearing deposits	0.20%	0.11%	0.11%	0.13%	0.14%	0.14%	0.18%
Fed funds purchased & repurchases	1.95%	0.24%	0.13%	0.13%	0.14%	0.94%	0.14%
Other borrowings	2.89%	2.52%	2.26%	2.25%	2.33%	2.56%	2.25%
Total interest-bearing liabilities	0.31%	0.17%	0.16%	0.19%	0.21%	0.21%	0.24%

Net interest margin	3.50%	2.90%	2.58%	2.53%	2.57%	3.00%	2.84%
Net interest margin excluding PPP loans and the FRB balance	3.53%	3.06%	2.88%	2.82%	2.90%	3.17%	2.94%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding PPP loans and the balance held at the Federal Reserve Bank of Atlanta (FRB), which equals reported net interest income-FTE excluding interest income on PPP loans and the FRB balance, annualized, as a percent of average earning assets excluding average PPP loans and the FRB balance.

At September 30, 2022 and June 30, 2022, the average FRB balance totaled $275.4 million and $1.077 billion, respectively, and is included in other earning assets in the accompanying average consolidated balance sheets.

The net interest margin excluding PPP loans and the FRB balance totaled 3.53% for the third quarter of 2022, an increase of 47 basis points when compared to the second quarter of 2022. The expansion of the net interest margin excluding PPP loans and the FRB balance was due to increases in the yields on the loans held for investment and held for sale portfolio and the securities portfolio and was partially offset by costs of interest-bearing deposits, which resulted from the higher interest-rate environment.

Note 4 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP). Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR. The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates. Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions. The impact of this strategy resulted in a net negative ineffectiveness of $928 thousand during the third quarter of 2022.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Nine Months Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
Mortgage servicing income, net	$6,669	$6,557	$6,429	$6,571	$6,406	$19,655	$18,905
Change in fair value-MSR from runoff	(3,462)	(3,806)	(3,785)	(4,745)	(5,283)	(11,053)	(15,415)
Gain on sales of loans, net	4,597	6,030	6,223	9,005	12,737	16,850	46,971
Mortgage banking income before hedge ineffectiveness	7,804	8,781	8,867	10,831	13,860	25,452	50,461
Change in fair value-MSR from market changes	10,770	8,739	22,020	2,221	1,806	41,529	11,037
Change in fair value of derivatives	(11,698)	(9,371)	(21,014)	(1,443)	(1,662)	(42,083)	(9,357)
Net positive (negative) hedge ineffectiveness	(928)	(632)	1,006	778	144	(554)	1,680
Mortgage banking, net	$6,876	$8,149	$9,873	$11,609	$14,004	$24,898	$52,141

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2022
($ in thousands)
(unaudited)

Note 5 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Nine Months Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
Partnership amortization for tax credit purposes	$(1,531)	$(1,475)	$(1,336)	$(2,455)	$(2,045)	$(4,342)	$(5,556)
Increase in life insurance cash surrender value	1,676	1,683	1,627	1,675	1,663	4,986	4,955
Other miscellaneous income	2,273	1,699	2,915	1,759	1,863	6,887	6,173
Total other, net	$2,418	$1,907	$3,206	$979	$1,481	$7,531	$5,572

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Nine Months Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
Loan expense	$3,858	$4,068	$4,389	$3,221	$4,022	$12,315	$11,927
Amortization of intangibles	312	328	482	548	549	1,122	1,768
FDIC assessment expense	1,945	1,810	1,500	1,475	1,275	5,255	4,040
Regulatory settlement charge	—	—	—	—	5,000	—	5,000
Other real estate expense, net	497	623	35	336	1,357	1,155	3,192
Other miscellaneous expense	8,117	7,782	7,935	9,326	7,673	23,834	23,462
Total other expense	$14,729	$14,611	$14,341	$14,906	$19,876	$43,681	$49,389

Note 6 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2022
($ in thousands except per share data)
(unaudited)

Note 6 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Nine Months Ended
		9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,606,469	$1,608,309	$1,713,752	$1,758,123	$1,782,304	$1,642,450	$1,774,204
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)	(384,237)	(384,540)
Identifiable intangible assets		(4,131)	(4,436)	(4,879)	(5,382)	(5,899)	(4,479)	(6,482)
Total average tangible equity		$1,218,101	$1,219,636	$1,324,636	$1,368,504	$1,392,168	$1,253,734	$1,383,182

PERIOD END BALANCES
Total shareholders' equity		$1,508,945	$1,586,696	$1,631,382	$1,741,311	$1,768,947
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(3,952)	(4,264)	(4,591)	(5,074)	(5,621)
Total tangible equity	(a)	$1,120,756	$1,198,195	$1,242,554	$1,352,000	$1,379,089

TANGIBLE ASSETS
Total assets		$17,190,634	$16,951,510	$17,441,551	$17,595,636	$17,364,644
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(3,952)	(4,264)	(4,591)	(5,074)	(5,621)
Total tangible assets	(b)	$16,802,445	$16,563,009	$17,052,723	$17,206,325	$16,974,786
Risk-weighted assets	(c)	$13,748,819	$13,076,981	$12,691,545	$12,623,630	$12,324,254

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$42,455	$34,284	$29,211	$26,222	$21,200	$105,950	$121,143
Plus: Intangible amortization net of tax		234	246	362	411	412	842	1,327
Net income adjusted for intangible amortization		$42,689	$34,530	$29,573	$26,633	$21,612	$106,792	$122,470
Period end common shares outstanding	(d)	60,953,864	61,201,123	61,463,392	61,648,679	62,461,832

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		13.90%	11.36%	9.05%	7.72%	6.16%	11.39%	11.84%
Tangible equity/tangible assets	(a)/(b)	6.67%	7.23%	7.29%	7.86%	8.12%
Tangible equity/risk-weighted assets	(a)/(c)	8.15%	9.16%	9.79%	10.71%	11.19%
Tangible book value	(a)/(d)*1,000	$18.39	$19.58	$20.22	$21.93	$22.08

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,508,945	$1,586,696	$1,631,382	$1,741,311	$1,768,947
CECL transition adjustment		19,500	19,500	19,500	26,000	26,419
AOCI-related adjustments		306,412	207,142	148,656	32,560	19,080
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(370,217)	(370,229)	(370,240)	(370,252)	(370,264)
Other adjustments and deductions for CET1 (2)		(3,506)	(3,757)	(4,015)	(4,392)	(4,817)
CET1 capital	(e)	1,461,134	1,439,352	1,425,283	1,425,227	1,439,365
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,521,134	$1,499,352	$1,485,283	$1,485,227	$1,499,365

Common equity tier 1 capital ratio	(e)/(c)	10.63%	11.01%	11.23%	11.29%	11.68%

(1)
Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)
Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2022
($ in thousands)
(unaudited)

Note 6 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

			Quarter Ended					Nine Months Ended
			9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021

	Net interest income (GAAP)		$136,105	$112,676	$99,344	$98,326	$98,266	$348,125	$320,025
	Noninterest income (GAAP)		52,606	53,253	54,115	50,767	54,149	159,974	171,143
	Pre-provision revenue	(a)	$188,711	$165,929	$153,459	$149,093	$152,415	$508,099	$491,168

	Noninterest expense (GAAP)		$126,698	$123,767	$121,519	$119,469	$129,600	$371,984	$369,827
Less:	Voluntary early retirement program		—	—	—	—	(5,700)	—	(5,700)
	Regulatory settlement charge		—	—	—	—	(5,000)	—	(5,000)
	Adjusted noninterest expense - PPNR (Non-GAAP)	(b)	$126,698	$123,767	$121,519	$119,469	$118,900	$371,984	$359,127

	PPNR (Non-GAAP)	(a)-(b)	$62,013	$42,162	$31,940	$29,624	$33,515	$136,115	$132,041

The following table presents adjustments to net income and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended				Nine Months Ended
	9/30/2022		9/30/2021		9/30/2022		9/30/2021
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net income (GAAP)	$42,455	$0.69	$21,200	$0.34	$105,950	$1.72	$121,143	$1.92

Significant non-routine transactions (net of taxes):
Voluntary early retirement program	—	—	4,275	0.07	—	—	4,275	0.07
Regulatory settlement charge (not tax deductible)	—	—	5,000	0.08	—	—	5,000	0.08
Net income adjusted for significant non-routine transactions (Non-GAAP)	$42,455	$0.69	$30,475	$0.49	$105,950	$1.72	$130,418	$2.07

	Reported (GAAP)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjusted (Non-GAAP)
Return on average equity	10.48%	n/a	4.72%	6.77%	8.62%	n/a	9.13%	9.82%
Return on average tangible equity	13.90%	n/a	6.16%	8.77%	11.39%	n/a	11.84%	12.72%
Return on average assets	0.98%	n/a	0.49%	0.71%	0.81%	n/a	0.96%	1.03%

n/a - not applicable

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2022
($ in thousands)
(unaudited)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Nine Months Ended
			9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021	9/30/2022	9/30/2021

Total noninterest expense (GAAP)			$126,698	$123,767	$121,519	$119,469	$129,600	$371,984	$369,827
Less:	Other real estate expense, net		(497)	(623)	(35)	(336)	(1,357)	(1,155)	(3,192)
Amortization of intangibles			(312)	(328)	(482)	(548)	(549)	(1,122)	(1,768)
Charitable contributions resulting in state tax credits			(375)	(375)	(375)	(391)	(350)	(1,125)	(1,055)
Voluntary early retirement program			—	—	—	—	(5,700)	—	(5,700)
	Regulatory settlement charge		—	—	—	—	(5,000)	—	(5,000)
Adjusted noninterest expense (Non-GAAP)		(c)	$125,514	$122,441	$120,627	$118,194	$116,644	$368,582	$353,112

Net interest income (GAAP)			$136,105	$112,676	$99,344	$98,326	$98,266	$348,125	$320,025
Add:	Tax equivalent adjustment		2,975	2,916	3,003	2,906	2,947	8,894	8,798
Net interest income-FTE (Non-GAAP)		(a)	$139,080	$115,592	$102,347	$101,232	$101,213	$357,019	$328,823

Noninterest income (GAAP)			$52,606	$53,253	$54,115	$50,767	$54,149	$159,974	$171,143
Add:	Partnership amortization for tax credit purposes		1,531	1,475	1,336	2,455	2,045	4,342	5,556
Adjusted noninterest income (Non-GAAP)		(b)	$54,137	$54,728	$55,451	$53,222	$56,194	$164,316	$176,699

Adjusted revenue (Non-GAAP)		(a)+(b)	$193,217	$170,320	$157,798	$154,454	$157,407	$521,335	$505,522

Efficiency ratio (Non-GAAP)		(c)/((a)+(b))	64.96%	71.89%	76.44%	76.52%	74.10%	70.70%	69.85%